Exhibit 10.27

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Confidential

SIDE LETTER AGREEMENT

This Side Letter Agreement (“Side Letter”) is made and entered into as of December 24, 2024 (“Side Letter Execution Date”) by and among Disc Medicine, Inc., a Delaware corporation having its registered address at 321 Arsenal Street, Suite 101, Watertown, MA 02472 (“Disc”), on the one hand, and Mabwell Therapeutics, Inc., a California corporation having its registered address at 12250 El Camino Real, Suite 140, San Diego, CA 92130 (“Mabwell Therapeutics”) and Mabwell Therapeutics’s Affiliate, Mabwell (Shanghai) Bioscience Co. Ltd., a Chinese corporation having its registered address at 576 Libing Road, ZhangJiang Creative Park, Building 3, Floor 4 , Pudong New District, Shanghai 201210, China (“Mabwell Shanghai” and, together with Mabwell Therapeutics, “Mabwell”), on the other hand. Disc and Mabwell are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Disc and Mabwell Therapeutics entered into a certain Exclusive License Agreement (“License Agreement”) on January 19, 2023 (“License Agreement Effective Date”) pursuant to which Mabwell Therapeutics granted to Disc certain intellectual property rights of Mabwell in the Licensed Territory (as defined therein);

WHEREAS, Disc and Mabwell Shanghai have engaged in joint research pursuant to the License Agreement that has resulted in certain intellectual property [***] (such intellectual property, “Subject IP” and Patents claiming or directed to such intellectual property “Subject Patents”); and

WHEREAS, effective nunc pro tunc as of the License Agreement Effective Date, the Parties desire to clarify certain items relating to the Subject IP.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.
Capitalized terms used in this Side Letter shall have the meanings set forth in the License Agreement, unless otherwise defined in this Side Letter.

2.
The Subject IP is Joint Improvement IP as specified in Section 7.1(b)(iii) of the License Agreement, and Mabwell grants to Disc a license under the Subject IP as part of the Licensed IP in accordance with Sections 1.89, 5.1, and 9.2(a) of the License Agreement.

3.
The Subject Patents are Joint Improvement Patents and the Parties agree that Subject Patents shall be deemed Core Licensed Patents, thus, pursuant to Section 7.2(a) and Section 7.3(b) of the License Agreement, (a) Disc has the right to prosecute, maintain, enforce, and defend the Subject Patents in the Licensed Territory, and (b) Mabwell has the right to prosecute, maintain, enforce, and defend the Subject Patents in the Mabwell Territory, in each case ((a) and (b)), all in accordance with, and subject to, Sections 7.2,7.3, and 13.13 of the License Agreement.

4.
This Side Letter shall be governed by the laws of the State of New York, excluding its conflicts of laws principles, and Section 13.5 of the License Agreement shall apply to any disputes arising hereunder. This Side Letter may not be modified except by a written instrument signed by both Parties. No failure or delay of one of the Parties to insist upon strict performance of any of its rights or powers under this Side Letter shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law. No waiver by a Party of a particular right or remedy shall be effective unless in writing and signed by an authorized representative of such Party. This Side Letter (together with the License Agreement) (a) constitutes the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings among the Parties with respect to the subject matter hereof and thereof and (b) supersedes all prior and contemporaneous agreements and understandings among the Parties with respect to the subject matter hereof and thereof. This Side Letter may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, all of which together shall constitute one and the same instrument and such signatures shall be deemed to bind each Party as if they were original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Side Letter Agreement by their authorized representatives as of the Side Letter Execution Date.

DISC MEDICINE, INC.	MABWELL THERAPEUTICS, INC.
By: /s/ John Quisel Name: John Quisel Title: CEO	By: /s/ Xin Du, PhD Name: Xin Du, PhD Title: Chief Executive Officer
MABWELL (SHANGHAI) BIOSCIENCE CO., LTD.
By: /s/ Datao Liu Name: Datao Liu Title: CEO